EXHIBIT 11
                            JONES APPAREL GROUP, INC.
              Computation of Basic and Diluted Earnings per Share
                     (In millions except per share amounts)

                                         For the Year Ended December 31,
                                        --------------------------------
                                            2001        2000        1999
                                        --------    --------     -------
Basic Earnings per Share:
-------------------------
Net income...........................     $236.2      $301.9      $188.4
                                        ========    ========     =======

Weighted average number of shares
outstanding..........................      123.2       119.0       114.1
                                        ========    ========     =======

Basic earnings per share.............      $1.92       $2.54       $1.65
                                        ========    ========     =======

Diluted Earnings per Share:
---------------------------
Net income...........................     $236.2      $301.9      $188.4
Add: interest expense associated
     with convertible notes,
     net of tax benefit..............        7.7           -           -
                                        --------    --------     -------
Income available to common
  shareholders.......................     $243.9      $301.9      $188.4
                                        ========    ========     =======

Weighted average number of shares
  outstanding........................      123.2       119.0       114.1
Effect of dilutive securities:
  Employee stock options.............        3.3         2.9         3.9
  Assumed conversion of convertible
    notes............................        7.2           -           -
                                        --------    --------     -------
                                           133.7       121.9       118.0
                                        ========    ========     =======
Diluted earnings per share..........       $1.82       $2.48       $1.60
                                        ========    ========     =======